Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 12, 2011, with respect to the consolidated financial statements and financial statement schedule, included in the Annual Report of Xata Corporation on Form 10-K for the year ended September 30, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Xata Corporation on Forms S-8 (File Nos. 333-158785, 333-140741, 333-132247, 333-113025, 333-85584, 333-59214, 333-28337, 333-03670, 33-94006, 33-89222 and 33-74148) and Forms S-3 (File Nos. 333-158776, 333-145279, 333-132246, 333-113016, 333-111798, 333-111797, and 333-82905).

/s/ Grant Thornton LLP

Minneapolis, Minnesota

December 12, 2011